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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 dated December 15, 2005 and related Prospectus of Catuity, Inc. for the registration of 1,048,480 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 2004, with respect to the consolidated financial statements and schedule of Catuity, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP


Detroit, Michigan
December 15, 2005